UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NantHealth, Inc.

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9920 Jefferson Boulevard

Culver City, California 90232

(310) 883-1300

To our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of NantHealth, Inc., to be held on June 8, 2018, at 10:00 a.m. Pacific Time, at the Brentwood Country Club, located at 590 South Burlingame Avenue, Los Angeles, California 90049.

Details regarding how to attend the annual meeting and the business to be conducted at the annual meeting are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement.

Your vote is important. Regardless of whether you plan to attend the annual meeting, it is important that your shares be represented and voted at the annual meeting, and we hope you will vote as soon as possible. You may vote by proxy via the Internet, by telephone, or by mail, according to the instructions on the enclosed proxy card or voting instruction card. Voting over the Internet or by telephone, by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend the annual meeting.

Thank you for your ongoing support of, and continued interest in, NantHealth, Inc.

Sincerely,

/s/ Patrick Soon-Shiong

Patrick Soon-Shiong

Chairman and Chief Executive Officer

Culver City, California

April 30, 2018

The date of this proxy statement is April 30, 2018 and it is being mailed to stockholders on or about May 4, 2018.

NantHealth, Inc.

9920 Jefferson Blvd

Culver City, California 90232

(310) 883-1300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m. Pacific Time, on June 8, 2018

Place	Brentwood Country Club, 590 South Burlingame Avenue, Los Angeles, California 90049

Items of Business	•	To elect five (5) directors from the nominees named in the accompanying proxy statement to serve until our 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified.

•	To approve an amendment to the Company’s 2016 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 6,800,000 shares.

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

•	To transact other business that may properly come before the annual meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	April 13, 2018 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the annual meeting.

Meeting Admission	You are invited to attend the annual meeting if you are a stockholder of record or a beneficial owner of shares of our common stock, in each case, as of April 13, 2018. If you are a stockholder of record, you must present valid government-issued photo identification (e.g., driver’s license or passport) for admission to the annual meeting. If you are a beneficial owner of shares of our common stock, you must provide proof of such ownership as of April 13, 2018 (e.g., your most recent account statement reflecting your stock ownership as of April 13, 2018) and you must present valid government-issued photo identification for admission to the annual meeting.

Voting	Your vote is very important. You may vote by proxy via the Internet, by telephone, or by mail, according to the instructions on the enclosed proxy card or voting instruction card. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 1 of the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to Be Held on June 8, 2018

The proxy statement, the accompanying materials and our 2017 annual report are being mailed on or about May 4, 2018 to all stockholders entitled to vote at the annual meeting. A copy of our proxy statement and our 2017 annual report will also be posted on www.proxydocs.com/NH, and will be available from the SEC on its website at www.sec.gov.

By order of the Board of Directors,

/s/ Brandon Villery

Brandon Villery

Corporate Secretary

Culver City, California

April 30, 2018

The date of this proxy statement is April 30, 2018 and it is being mailed to stockholders on or about May 4, 2018.

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NantHealth, Inc.

9920 Jefferson Boulevard

Culver City, California 90232

PROXY STATEMENT

For the 2018 Annual Meeting of Stockholders

to be held at 10:00 a.m. Pacific Time on June 8, 2018

The information provided in the “Questions and Answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read the entire proxy statement carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2018 annual meeting of stockholders of NantHealth, Inc., a Delaware corporation, and any postponements or adjournments thereof, or the annual meeting. The annual meeting will be held on June 8, 2018 at 10:00 a.m. Pacific Time, at the Brentwood Country Club, located at 590 South Burlingame Avenue, Los Angeles, California 90049.

Stockholders are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement, the accompanying materials and our 2017 annual report are being mailed on or about May 4, 2018, to all stockholders entitled to vote at the annual meeting. A copy of our proxy statement and our 2017 annual report are posted on www.proxydocs.com/NH, and are also available from the SEC on its website at www.sec.gov.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card, or if available, voting by telephone or the Internet. We have designated Dr. Patrick Soon-Shiong, Paul Holt, and Brandon Villery to serve as proxies for the annual meeting.

What am I voting on?

You are being asked to vote on three proposals:

•	the election of five (5) directors from the nominees named in this proxy statement to hold office until our 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified;

•	an amendment to the Company’s 2016 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 6,800,000 shares; and

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

What if other matters are properly brought before the annual meeting?

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment. If for any reason a director nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our board of directors.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” each of the five (5) nominees for director named in this proxy statement;

•	“FOR” the amendment to the Company’s 2016 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 6,800,000 shares; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

Who may vote at the annual meeting?

Only stockholders of record as of the close of business on April 13, 2018, the record date for the annual meeting, or the record date, are entitled to vote at the annual meeting. As of the record date, there were 108,591,946 shares of our common stock issued and outstanding, held by 153 holders of record. We do not have cumulative voting rights for the election of directors.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the record date for the annual meeting, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the annual meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee. If, at the close of business on the record date for the annual meeting, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a valid proxy from your broker, bank or other nominee.

How can I vote my shares?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in one of the following ways:

•	You may vote in person. If you plan to attend the annual meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the annual meeting.

•	You may vote by mail. Complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the annual meeting.

•	You may vote by telephone. To vote over the telephone, dial toll-free (866) 829-4985 and follow the recorded instructions. You will be asked to provide the company number and control number from your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 5:00 p.m., Eastern Time, on June 7, 2018.

•	You may vote via the Internet. To vote via the Internet, go to www.proxypush.com/NH to complete an electronic proxy card (have your proxy card in hand when you visit the website). You will be asked to provide the company number and control number from your proxy card. Internet voting is available 24 hours a day, 7 days a week, until 5:00 p.m., Eastern Time, on June 7, 2018.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the annual meeting by:

•	entering a new vote by Internet or telephone (until the applicable deadline for each method as set forth above);

•	returning a later-dated proxy card (which automatically revokes the earlier proxy);

•	providing a written notice of revocation to our corporate secretary at NantHealth, Inc., 9920 Jefferson Boulevard, Culver City, California 90232, Attention: Corporate Secretary; or

•	attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy, Dr. Patrick Soon-Shiong, our Chairman and Chief Executive Officer, Paul Holt, our Chief Financial Officer, and Brandon Villery, our Corporate Secretary, have been designated as proxies for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above and, if any other matters are properly brought before the annual meeting, the shares will be voted in accordance with the proxies’ judgment.

How many votes do I have?

On each matter to be voted upon at the annual meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date.

What is the quorum requirement for the annual meeting?

A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our bylaws and Delaware law. Holders of a majority of the voting power of our outstanding common stock entitled to vote at the annual meeting must be present in person or represented by proxy to hold and transact business at the annual meeting. On the record date, there were 108,591,946 shares outstanding and entitled to vote. Thus, the holders of at least 54,295,974 shares must be present in person or represented by proxy at the annual meeting to have a quorum.

Abstentions, “WITHHOLD” votes, and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairman of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the annual meeting and entitled to vote at the annual meeting may adjourn the meeting to another date.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker holding the shares as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the meeting. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker votes shares on the “routine” matters, but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

What matters are considered “routine” and “non-routine”?

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018 (Proposal No. 3) is considered routine under applicable federal securities rules. The election of directors (Proposal No. 1) and approval of an amendment to our 2016 Equity Incentive Plan (Proposal No. 2) are considered “non-routine” matters under applicable federal securities rules.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the annual meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting (e.g., Proposal No. 2 and Proposal No. 3). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is the voting requirement to approve each of the proposals?

Proposal No. 1: Election of Directors. The election of directors requires a plurality of the voting power of shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. This means that the five (5) nominees for director receiving the highest number of “FOR” votes will be elected as directors. You may vote (i) “FOR” each director or (ii) “WITHHOLD” for each director nominee. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will have no impact on the outcome of this proposal, but will count towards the quorum requirement for the annual meeting.

Proposal No. 2: Amendment to the Company’s 2016 Equity Incentive Plan. The affirmative “FOR” vote of a majority the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon is required to approve an amendment to the Company’s 2016 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 6,800,000 shares. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Proposal No. 3: Ratification of Appointment of Ernst & Young LLP. The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal.

Patrick Soon-Shiong, our Chairman and Chief Executive Officer, beneficially owns approximately 64.6% of our outstanding common stock and has advised us that he intends to vote (1) “FOR” the election of all five (5) nominees for director named in this proxy statement, (2) “FOR” the amendment to our 2016 Equity Incentive Plan, and (3) “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Who will count the votes?

A representative of Mediant Communications, Inc. will tabulate the votes and act as inspector of elections.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	“FOR” the election of each of the five (5) nominees for director named in this proxy statement;

•	“FOR” the amendment to the Company’s 2016 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 6,800,000 shares; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter — Proposal No. 3 to ratify the appointment of Ernst & Young LLP. Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal No. 1 relating to the election of directors and Proposal No. 2 relating to the amendment to the Company’s 2016 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 6,800,000 shares.

How can I contact NantHealth’s transfer agent?

You may contact our transfer agent by writing American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. You may also contact our transfer agent via email at help@astfinancial.com or by telephone at (800) 937-5449.

How can I attend the annual meeting?

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the record date, you must present valid government-issued photo identification (e.g., driver’s license or passport) for admission to the annual meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the record date, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the annual meeting even if you do not have a legal proxy. For admission to the annual meeting, you must provide proof of beneficial ownership as of the record date (e.g., your most recent account statement reflecting your stock ownership as of the record date) and you must present valid government-issued photo identification.

Please note that no cameras, recording equipment, large bags, briefcases or packages will be permitted in the annual meeting.

Will the annual meeting be webcast?

We do not expect to webcast the annual meeting.

How are proxies solicited for the annual meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four (4) business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the annual meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What does it mean if I receive more than one set of printed materials?

If you receive more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of printed materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one printed copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will undertake to deliver promptly a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

NantHealth, Inc.

Attention: Corporate Secretary

9920 Jefferson Boulevard

Culver City, California 90232

(310) 883-1300

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and from our corporate secretary for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., Pacific Time, at our corporate headquarters located at 9920 Jefferson Boulevard, Culver City, California 90232.

When are stockholder proposals due for next year’s annual meeting?

Please see the section entitled “Proposals of Stockholders for 2019 Annual Meeting” in this proxy statement for more information regarding the deadlines for the submission of stockholder proposals for our 2019 annual meeting.

What are the implications of being an “emerging growth company”?

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest to occur of: (a) January 1, 2022; (b) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (c) the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the end of the second quarter of that fiscal year; or (d) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our business affairs are managed under the direction of our board of directors, which is currently comprised of five members. On March 5, 2018, Mark Burnett, a member of our board of directors, notified us of his desire not to be nominated for reelection as a Board member at the Company’s next annual meeting of stockholders due to time constraints and his significant other obligations. The Board would like to thank Mr. Burnett for his dedicated service to NantHealth. The Board has nominated our Chief Operating Officer, Ron Louks, to serve as our fifth director, subject to Mr. Louk’s election to the Board, replacing Mr. Burnett. Mr. Burnett will continue to serve until his term expires at the annual meeting. Thus, the Board is nominating a total of five nominees for election. Three of our director nominees qualify as independent within the meaning of such term as set forth in the listing standards of The NASDAQ Global Select Market. At each annual meeting of stockholders, the terms of each of our five incumbent directors expire and four members of our current board of directors, plus our current Chief Operating Officer, are standing for election as directors. The five directors elected at the annual meeting will serve from the time of election and qualification until the earliest of the next annual meeting of stockholders following such election or their resignation or removal.

The following table sets forth the names, ages as of April 13, 2018 and certain other information for each of the directors with terms expiring at the annual meeting, and also our nominees for election as a director at the annual meeting:

Name	Age	Position	Director Since
Patrick Soon-Shiong, M.D., FRCS (C) FACS	65	Chairman and Chief Executive Officer and Director	2010
Michael S. Sitrick (1)(2)	70	Director	2016
Kirk K. Calhoun (1)	74	Director	2016
Mark Burnett	57	Director	2016
Michael Blaszyk (1)(2)	65	Director	2016
Ron Louks	53	Director Nominee and Chief Operating Officer

(1)	Member of our audit committee
(2)	Member of our compensation committee

Nominees for Director

Patrick Soon-Shiong, M.D., FRCS (C), FACS has served as our Chief Executive Officer and as Chairman of our board of directors since the formation of our company in July 2010. In 2011, he founded NantWorks, an ecosystem of companies to create a transformative global health information and next generation pharmaceutical development network for the secure sharing of genetic and medical information, where he currently serves as Chief Executive Officer and Chairman of the board of directors. NantWorks is an affiliate and significant stockholder of NantHealth and Dr. Patrick Soon-Shiong indirectly controls all of the equity interests of NantWorks. Dr. Patrick Soon-Shiong, a physician, surgeon and scientist, has pioneered novel therapies for both diabetes and cancer, published over 100 scientific papers, and has over 95 issued patents on groundbreaking advancements spanning myriad fields. Dr. Patrick Soon-Shiong performed the world’s first encapsulated human islet transplant, the first engineered islet cell transplant and the first pig to man islet cell transplant in diabetic patients. He invented and developed Abraxane, the nation’s first FDA-approved protein nanoparticle albumin-bound delivery technology for the treatment of cancer. Abraxane was approved by the FDA for metastatic breast cancer in 2005, lung cancer in 2012, and pancreatic cancer in 2013. Abraxane is now approved in many countries across the globe with sales of approximately $1.0 billion. From 1997 to 2010, Dr. Patrick Soon-Shiong served as founder, Chairman and Chief Executive Officer of two global pharmaceutical companies, American

Pharmaceutical Partners (sold to Fresenius SE for aggregate consideration of up to $5.6 billion in 2008) and Abraxis BioScience (sold to Celgene Corporation for aggregate consideration of up to $3.6 billion in 2010). Dr. Patrick Soon-Shiong serves as Chairman and Chief Executive Officer of NantKwest, Inc. (NASDAQ:NK), a publicly-traded pioneering clinical-stage immunotherapy company and an affiliate of NantHealth. Although we expect Dr. Patrick Soon-Shiong will devote on average at least 20 hours per week to our company, he will primarily focus on NantKwest, where he is Chairman and Chief Executive Officer, and will also devote time to other companies operating under NantWorks. Dr. Patrick Soon-Shiong also serves as Chairman of the Chan Soon-Shiong Family Foundation and Chairman and Chief Executive Officer of the Chan Soon-Shiong Institute of Molecular Medicine, a non-profit medical research organization. He was appointed by House Speaker Paul Ryan to the Health Information Technology Advisory Committee, a committee established by the 21st Century Cures Act that will advise the President and his administration on health IT policy and will tackle issues with healthcare interoperability and privacy and security, while working with key stakeholders to create standards in these areas. He previously co-chaired the CEO Council for Health and Innovation at the Bipartisan Policy Center and previously served as a member of the Global Advisory Board of Bank of America. He is an Adjunct Professor of Surgery at the University of California, Los Angeles, or UCLA, a visiting Professor at the Imperial College of London, the Executive Director of the UCLA Wireless Health Institute and a board member of the California Telehealth Network. The Friends of the National Library of Medicine has honored him with their Distinguished Medical Science Award. Dr. Patrick Soon-Shiong holds a degree in medicine from the University of the Witwatersrand and a M.Sc. in science from the University of British Columbia. Dr. Patrick Soon-Shiong is a board certified surgeon and a fellow of the American College of Surgeons and of the Royal College of Physicians and Surgeons of Canada.

We believe that Dr. Patrick Soon-Shiong is qualified to serve as a member of our board of directors due to his depth of expertise as chairman and chief executive officer of multiple multi-billion dollar companies in the life sciences industry, his broad experience in research and development of pioneering technologies and his educational background.

Michael S. Sitrick has served on our board of directors since May 2016. Since October 2016, Mr. Sitrick served as Chair and Chief Executive Officer of Sitrick Group, LLC, a subsidiary of Resources Connection, Inc (NASDAQ: RECN). From November 2009 to October 2016, Mr. Sitrick has served as the Chairman and Chief Executive Officer of Sitrick Brincko LLC, a subsidiary of Resources Connection, Inc (NASDAQ: RECN), and also currently serves as Chair and Chief Executive Officer of Sitrick And Company, which he founded in 1989. Sitrick And Company, which was sold to Resources Connection, Inc. in 2009., is a public relations, strategic communications and crisis management company providing advice and counseling to some of the country’s largest corporations, non-profits and governmental agencies, in many areas including investor relations, corporate governance, mergers and acquisitions, litigation support, corporate positioning and repositioning, reputation management, the development and implementation of strategies to deal with short sellers, executive transitions and government investigations. Prior to that, from 1981 to 1989 he was an executive and senior vice president — communications for Wickes Companies, Inc., head of communications and government affairs for National Can Corporation from 1974 to 1981 and group supervisor at Selz, Seabolt and Associates before that. Prior to that, Mr. Sitrick was assistant director of public information in the Richard J. Daley administration in Chicago and worked as a reporter. Mr. Sitrick is a published author, frequent lecturer, a former board member at two public companies (both of which were sold) and a current and former board member of several charitable organizations. Mr. Sitrick serves as a director of JAKKS Pacific, Inc. (NASDAQ: JAKK). He holds a BS in business administration with a major in journalism from the University of Maryland, College Park.

We believe that Mr. Sitrick is qualified to serve as a member of our board of directors because of his extensive experience and knowledge serving on and advising other public company boards.

Kirk K. Calhoun has served as a member of our board of directors since May 2016. Mr. Calhoun joined Ernst & Young LLP, a public accounting firm, in 1965 and served as a partner of the firm from 1975 until his retirement in 2002. Mr. Calhoun is a Certified Public Accountant (non-practicing) with a background in auditing and accounting. He has previously served on the boards and audit committees of seven public companies in the pharmaceutical and medical diagnostic industries. Mr. Calhoun currently serves on the boards of Ryerson Holding Corporation (NYSE: RYI), a metals processor and distributor, and PLx Pharma, Inc. (NASDAQ: PLXP), a specialty pharmaceutical company focused on commercializing aspirin products, plus three private companies, including NeuroSigma, Inc., a developer of products treating major neurological and neuropsychiatric disorders. Mr. Calhoun received a BS in accounting from the University of Southern California.

We believe that Mr. Calhoun is qualified to serve as a member of our board of directors because of his extensive experience and knowledge in the healthcare industry and his significant financial and accounting background.

Michael Blaszyk has served as a member of our board of directors since May 2016. Since 2016, Mr. Blaszyk has served as the managing partner of Saguaro Ridge LLC, an advisory services and investments company. From 2000 to 2016, Mr. Blaszyk served as the senior executive vice president, chief financial officer and chief corporate officer for Dignity Health (formerly known as Catholic Healthcare West), a not-for-profit public benefit corporation. Prior to joining Dignity Health, Mr. Blaszyk was the senior vice president and chief financial officer for University Hospitals Health System in Cleveland, Ohio, a healthcare system, from October 1997 to December 2000. Mr. Blaszyk also previously served as the managing partner of the Northeast region Health Care Provider Consulting Practice for Merger LLC (formerly known as William M. Mercer), a global consulting firm, and the executive vice president at Boston Medical Center, a non-profit academic medical center. Mr. Blaszyk serves as a director of NantKwest, Inc. (NASDAQ: NK), a clinical-stage immunotherapy company, and a director and member of the audit committee of Sound Physicians, Inc., a Fresenius company. He received his bachelor’s degree in life sciences from Wayne State University and his master’s degree in health services administration from the University of Colorado. We believe that Mr. Blaszyk is qualified to serve as a member of our board of directors because of his extensive experience and knowledge in the healthcare industry and his significant financial and accounting background.

We believe that Mr. Blaszyk is qualified to serve as a member of our board of directors because of his extensive experience and knowledge in the healthcare industry and his significant financial and accounting background.

Ron Louks joined us as Senior Vice President, Mobile Platform Technology & Emerging Solutions in January 2017 and was appointed as Chief Operating Officer in May 2017. Prior to that, Mr. Louks was President, Devices and Emerging Solutions, at Blackberry Limited (NASDAQ: BBRY) from January 2014 to May 2016. Mr. Louks also served as Chief Executive Officer of The OpenNMS Group from August 2013 through January 2014, Chief Executive Officer of Plus 1, LLC from March 2012 to July 2013 and served as the Chief Strategy Officer of HTC Corporation from July 2010 through January 2012. In addition, Mr. Louks held many leadership positions in the technology industry prior to that, including Chief Technology Officer at Sony Ericsson.

We believe that Mr. Louks is qualified to serve as a member of our board of directors because of his extensive experience and knowledge in the information technology and software industry and his extensive background in operations management.

Non-Continuing Director

Mark Burnett has served as a member of our board of directors since May 2016. Mr. Burnett has been the President of the MGM Television and Digital Group since January 2016, and is an eight-time Emmy Award winner. Mr. Burnett has produced more than 3,200 hours of television programming, which regularly airs in more than 70 countries worldwide. The group Mr. Burnett leads currently has numerous TV shows airing or in production, including “The Voice” (NBC); “Survivor” (CBS); “Shark Tank” (ABC); “Fargo” (FX); “Vikings” (HISTORY); “Beyond the Tank” (ABC); “Celebrity Apprentice” (NBC); “Teen Wolf” (MTV); “500 Questions” (ABC); “The People’s Choice Awards” (CBS); “Lucha Underground” (El Rey Network); and “America’s

Greatest Makers” (INTEL/Turner Awards (CBS)). Mr. Burnett is one of very few producers to have had a renewed series of each of the four major networks and to have multiple series win their time slots on five nights of television in the same week. Prior to joining MGM, Mr. Burnett was a director and Chief Executive Officer of One Three Media from April 2011 until September 2014, and was a director and Chief Executive Officer of UAMG, LLC from September 2014 until January 2016. Mr. Burnett has also served as a director of Lightworkers Media OTT, LLC and its predecessor entities since December 2012. Mr. Burnett is also a director of our affiliate, NantBioScience, Inc.

We believe that Mr. Burnett is qualified to serve as a member of our board of directors because of his expertise in the areas of marketing and communications.

Controlled Company Exemption

Patrick Soon-Shiong, M.D., our Chairman and Chief Executive Officer, and entities affiliated with him control a significant majority of our common stock. As a result, we are a “controlled company” within the meaning of the NASDAQ corporate governance standards. Under the NASDAQ listing standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including (1) the requirement that a majority of our board of directors consist of independent directors, (2) the requirement that we have a nominating and corporate governance committee, and (3) the requirement that the compensation committee consist solely of independent directors.

Our board of directors has determined that each of Mr. Sitrick, Mr. Calhoun, Mr. Burnett and Mr. Blaszyk, representing four of our current five directors, is “independent” as that term is defined under the rules of NASDAQ. Dr. Soon-Shiong and Mr. Louks are not considered independent directors because of such director’s employment as our chief executive officer and chief operating officer, respectively. In reliance upon the “controlled company” exemption, we have elected not to have a nominating and corporate governance committee.

These exemptions do not modify the independence requirements for our audit committee, and we satisfy the member independence requirement for the audit committee under the NASDAQ corporate governance standards and SEC rules and regulations. Audit committee members must also satisfy separate independence criteria set forth in Rule 10A-3, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the rules of NASDAQ, a director will only qualify as an “independent director” if, among other things, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Director Independence

To be considered independent for purposes of Rule 10A-3 and under the rules of NASDAQ, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Certain exemptions are available to us under the rules of NASDAQ and under Rule 10A-3 that allow companies a phase-in period for complying with committee independence requirements after an initial public offering. Under these exemptions, companies are permitted to phase in compliance with these rules and regulations as follows: (1) one member must satisfy the requirement at the time of listing; (2) a majority of members must satisfy the requirement within 90 days of listing; and (3) all members must satisfy the requirement within one year of listing. We have availed ourselves of these exemptions as they relate to our audit committee.

Our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of Mr. Sitrick, Mr. Calhoun, Mr. Burnett and Mr. Blaszyk, representing four of our five current directors, is “independent” as that term is defined under the rules of NASDAQ.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including consulting relationships, family relationships, the beneficial ownership of our capital stock by each non-employee director, and the transactions, if any, involving each non-employee director described in the section titled “Certain Relationships and Related Party Transactions.”

There are no family relationships among any of our directors or executive officers.

Role of Board in Risk Oversight Process

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. Our audit committee also monitors compliance with legal and regulatory requirements and reviews related party transactions, in addition to oversight of the performance of our external audit function. Our board of directors monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The board believes its leadership structure is consistent with and supports the administration of its risk oversight function.

Board Meetings and Committees

During our fiscal year ended December 31, 2017, our board of directors held seven meetings (including regularly scheduled and special meetings), and each current director who has been nominated for reelection at the annual meeting attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he served during the periods that he served.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Two of our directors attended our 2017 annual meeting of stockholders.

Our board of directors has an audit committee and a compensation committee, each of which has the composition and the responsibilities described below. As a “controlled company” within the meaning of the NASDAQ corporate governance rules, we have elected not to have a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.

Audit Committee

Our audit committee is comprised of Michael Blaszyk, Michael S. Sitrick and Kirk K. Calhoun. Michael Blaszyk serves as the chairperson of our audit committee. We have utilized the phase-in provisions available to us under NASDAQ Rule 5615(b) regarding audit committee independence requirements and have fully complied with this requirement as of each stage of the phase-in period. Our board of directors has determined that each of the members of our audit committee is an independent director under the NASDAQ listing rules, satisfies the additional independence criteria for audit committee members and satisfies the requirements for financial literacy under the NASDAQ listing rules and Rule 10A-3 of the Exchange Act, as applicable. Our board of directors has also determined that Michael Blaszyk is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under NASDAQ listing standards.

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. The responsibilities of our audit committee also include, among other things:

•	selecting and hiring the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	approving audit and non-audit services and fees;

•	reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	preparing the audit committee report that the SEC requires to be included in our annual proxy statement;

•	reviewing reports and communications from the independent registered public accounting firm;

•	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions; and

•	establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the listing requirements of NASDAQ. The charter is available on our website, www.nanthealth.com, under the investors tab. Our audit committee held six meetings during 2017.

Compensation Committee

Our compensation committee is comprised of Michael S. Sitrick and Michael Blaszyk. Michael S. Sitrick serves as the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee is an independent director under the current rules of NASDAQ, satisfies the additional independence criteria for compensation committee members under Rule 10C-1 and the NASDAQ listing rules, is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The purpose of our compensation committee is to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our board of directors relating to compensation of our executive officers.

Our compensation committee oversees our corporate compensation programs. The responsibilities of our compensation committee also include, among other things:

•	overseeing our overall compensation philosophy and compensation policies, plans and benefit programs;

•	reviewing and approving or recommending to the board for approval compensation for our executive officers and directors;

•	preparing the compensation committee report that the SEC will require to be included in our annual proxy statement; and

•	administering our equity compensation plans.

Our compensation committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the listing requirements of NASDAQ. The charter is available on our website, www.nanthealth.com, under the investors tab. Our compensation committee held one meeting during 2017.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee, or other board committee performing equivalent functions (or in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our compensation committee or our board of directors. None of the members of our compensation committee, which includes Mr. Sitrick and Mr.  Blaszyk, is or has been an officer or employee of the Company.

Considerations in Evaluating Director Nominees

As a “controlled company” within the meaning of the NASDAQ corporate governance rules, we have elected not to have a nominating and corporate governance committee. Instead, the board of directors is responsible for identifying, evaluating and selecting director nominees for the Company.

In its evaluation of director candidates, including the members of the board of directors eligible for reelection, our board of directors considers the following:

•	the current size and composition of our board of directors and the needs of the board and its respective committees;

•	factors such as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and other similar factors; and

•	other factors that our board of directors may consider appropriate.

The board of directors also focuses on issues of diversity, such as diversity in experience, international perspective, background, expertise, skills, age, gender, and ethnicity. The board of directors does not have a formal policy with respect to diversity; however, our board of directors believes that it is essential that members of our board of directors represent diverse viewpoints. Any nominee for a position on the board of directors must satisfy the following minimum qualifications:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills that are complementary to those of the existing board;

•	the ability to assist and support management and make significant contributions to the Company’s success; and

•	an understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our board of directors determines that an additional or replacement director is required, the board of directors may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the board, or management.

Our board of directors has discretion to decide which individuals to recommend for nomination as directors and the final authority in determining the selection of director candidates for nomination to our board. After completing its review and evaluation of director candidates, our board of directors unanimously recommends all five (5) of the director nominees for election named in this proxy statement.

Stockholder Recommendations for Nominations to Our Board of Directors

It is the policy of our board of directors to consider recommendations for candidates to our board of directors from our stockholders. A stockholder that wishes to recommend a candidate for consideration by the board of directors as a potential candidate for director must direct the recommendation in writing to NantHealth, Inc., 9920 Jefferson Boulevard, Culver City, California 90232, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of our capital stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. Our board of directors will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.

Communications with the Board of Directors

In cases where stockholders or other interested parties wish to communicate directly with our non-management directors, messages can be sent to NantHealth, Inc., 9920 Jefferson Boulevard, Culver City, California 90232, Attention: Corporate Secretary. Our corporate secretary monitors these communications and will forward to our designated legal counsel to provide a summary of all received messages to the board at each regularly scheduled meeting. Our board typically meets on a quarterly basis. Where the nature of a communication warrants, our designated legal counsel, may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board or non-management director, of independent advisors or of our management, as our designated legal counsel considers appropriate.

Our designated legal counsel may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management directors is administered by our board of directors. This procedure does not apply to (a) communications to non-management directors from our officers or directors who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, or (c) communications to the audit committee pursuant to our procedures for complains regarding accounting and auditing matters.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and agents and representatives, including consultants. A copy of the code of business conduct is available on our website, www.nanthealth.com, under the investors tab. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website.

Equity Contributions

In January 2015, we entered into an agreement to provide certain research related sequencing services to a research institution. The agreement provides that the institution pay us $10.0 million in exchange for providing sequencing services. Certain public and private charitable 501(c)(3) non-profit organizations provided partial funding for the sequencing and related bioinformatics costs associated with the project. Our Chairman and CEO serves as the CEO and a member of the board of directors of each of the non-profit organizations, and by virtue of these positions, he may have influence or control over these organizations. The institution was not contractually or otherwise required to use our molecular profiling solutions or any of our other products or services as part of the charitable gift; however, the institution did not have a requirement to order or pay for the services unless it first received private donor funding for the project. As a result, we did not classify the fees related to this project as revenue but instead classified the amounts as deemed capital contributions from our Chairman and CEO. During the years ended December 31, 2016 and 2017, $3.8 million and nil, respectively, was recorded as a deemed capital contribution within members’ equity or stockholders’ equity. During the years ended December 31, 2016 and 2017, $2.3 million and nil of costs, respectively, were recorded as other services cost of revenue related to the services performed.

In December 2016, we entered into an agreement to provide genomic and proteomic sequencing and related bioinformatics services to an institution related to cancer research. The agreement provides that the institution pay us a fixed per-test fee in exchange for the services to be provided by us. A private charitable 501(c)(3) non-profit organization controlled by our Chairman and CEO also made a charitable gift to the institution in December 2016. The gift does not contractually or otherwise require the institution to use our molecular profiling solutions or any of our other products or services. Since January  1, 2017, we have received no amounts under this agreement.

Director Compensation

Beginning in the year ended December 31, 2016, we began paying our non-employee directors $50,000 a year for their service on our board of directors. Additionally, we pay our audit committee chair $10,000 annually and our compensation committee chair $5,000 annually.

From time to time, we grant stock options and restricted stock units to our non-employee directors for their service on our board of directors. We also reimburse our directors for expenses associated with attending meetings of our board of directors and committees of our board of directors. Directors who are also our employees receive no additional compensation for their service as a director.

Our 2016 Equity Incentive Plan, or the 2016 Plan, provides that in the event of a merger or change in control, as defined in our 2016 Plan, each outstanding equity award granted under our 2016 Plan that is held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable.

Director Compensation Table

The following table sets forth information regarding compensation earned or paid to our non-employee directors during the year ended December 31, 2017. The following table excludes Dr. Patrick Soon-Shiong, our chief executive officer, who was also an employee during the year ended December 31, 2017. Dr. Soon-Shiong did not receive any additional compensation for his service as a member of our board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)
Michael S. Sitrick	55,000	172,443	227,443
Kirk K. Calhoun	50,000	172,443	222,443
Mark Burnett	50,000	—	50,000
Edward Miller (3)	12,500	—	12,500
Michael Blaszyk	60,000	172,443	232,443

(1)	The amounts shown are total vested and unvested stock awards granted during the respective years at grant date fair value in accordance with Accounting Standards Codification 718, Compensation: Stock Compensation (“ASC 718”). The assumptions used to calculate the grant date fair value of stock awards are set forth under Note 2 of the Notes to the Consolidated and Combined Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC in March 2018.
(2)	As of December 31, 2017, our non-employee directors held outstanding equity awards as follows: Mr. Sitrick (25,434 restricted stock units and no options); Mr. Calhoun (25,434 restricted stock units and no options); Mr. Burnett (no restricted stock units and options to purchase 500,000 shares of the Company’s common stock); Dr. Miller (none); and Mr. Blaszyk (25,434 restricted stock units and no options).
(3)	Dr. Miller requested that the board not re-nominate him as a director in connection with our 2017 annual meeting of stockholders and ceased to be a member of the board of directors in June 2017.

See “Executive Compensation” for information about the compensation of directors who are also our employees.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of five directors. At the annual meeting, five directors will be elected to our board of directors by the holders of our common stock to serve for a one-year term expiring at the 2019 annual meeting of stockholders. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal.

On March 5, 2018, Mark Burnett, a member of our board of directors, notified us of his desire not to be nominated for reelection as a Board member at the Company’s next annual meeting of stockholders due to time constraints and his significant other obligations. The Board has nominated our Chief Operating Officer, Ron Louks, to serve as our fifth director, subject to Mr. Louk’s election to the Board, replacing Mr. Burnett.

As a “controlled company” within the meaning of the NASDAQ corporate governance rule, we have elected not to have a nominating and corporate governance committee. Instead, the board of directors is responsible for identifying, evaluating and selecting director nominees for the Company.

Nominees for Director

Our board of directors has nominated Patrick Soon-Shiong, M.D., Michael S. Sitrick, Kirk K. Calhoun, and Michael Blaszyk, each a current director, and Ron Louks, our Chief Operating Officer, as nominees for election to our board of directors at the annual meeting. If elected, each of the aforementioned nominees will serve as a director until the 2019 annual meeting and until his respective successor is duly elected and qualified. For more information concerning the nominees, please see the section entitled “Board of Directors and Corporate Governance.”

Dr. Soon-Shiong, and Messrs. Sitrick, Calhoun, Blaszyk and Louks have each agreed to serve, if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy.

Required Vote

The directors elected to the board of directors will be elected by a plurality of the voting power of shares present in person or represented by proxy and entitled to vote on the election of directors. In other words, the five nominees receiving the highest number of “FOR” votes will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, for the election of Patrick Soon-Shiong, M.D., Michael S. Sitrick, Kirk K. Calhoun, Michael Blaszyk and Ron Louks. Broker non-votes will have no effect on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the election of each of the five nominees to the board of directors.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO

NANTHEALTH’S 2016 EQUITY INCENTIVE PLAN

The Company’s stockholders are being asked to approve an amendment to the 2016 Equity Incentive Plan (the “2016 Plan”) which would increase the number of shares of common stock reserved for issuance under the 2016 Plan by 6,800,000 shares. A copy of the 2016 Equity Incentive Plan, as amended by this proposal, is set forth in this proxy statement as Appendix A.

The 2016 Plan is the only equity plan of the Company available for grant of equity awards to employees, directors and consultants of the Company. If our stockholders approve the amendment, the total number of shares of our common stock that will be reserved for issuance under the 2016 Plan will be 12,800,000. We anticipate that these shares will be enough to meet our expected needs for the next 2 years; however, future circumstances and business needs may dictate a different result and our proposed increase in the share reserve under the 2016 Plan is designed to give us flexibility to address those circumstances and needs as they may arise. This number is equal to 11.8% of our common stock outstanding as of April 13, 2018. Our board of directors considered the following when determining the number of shares to reserve for issuance under the 2016 Plan:

Number of Shares Remaining under the 2016 Plan. As of April 13, 2018, the number of shares that remained available for issuance under the 2016 Plan was 1,226,075 plus any shares subject to outstanding equity awards granted under our 2016 Plan that return to the 2016 Plan under the 2016 Plan’s terms. Any shares made subject to new awards granted under the 2016 Plan between April 13, 2018 and the date the amendment to the 2016 Plan is approved by our stockholders will reduce the shares available for issuance under the 2016 Plan. As of April 13, 2018, options to purchase an aggregate of 500,000 shares of the Company’s common stock were outstanding under the 2016 Plan, with a weighted average exercise price of $14 per share and a weighted average term of 10 years. In addition, a total of 5,147,190 RSUs have been issued under the 2016 Plan, of which 3,112,052 RSUs had not yet vested.

Overhang. As of April 13, 2018, 4,673,925 shares were subject to outstanding equity awards under our 2016 Plan and 1,226,075 shares were available for future grant under the 2016 Plan (excluding the 6,800,000 shares discussed in this proposal and subject to approval at the Annual Meeting). This represents approximately 5.4% of the outstanding shares as of April 13, 2018.

Historical Grant Practices. The compensation committee and our board of directors considered the number of equity awards that we granted since our initial public offering. Since our initial public offering which was completed in June 2016, we granted equity awards representing a total of 5,647,190 awards under our 2016 Plan.

Forecasted Grants. In projecting the rate we will issue shares under the 2016 Plan, the compensation committee and our board of directors reviewed a forecast that considered the following factors: (i) the shares that would be available for grant under the 2016 Plan and (ii) forecasted future grants, determined based on our stock price and the competitive dollar value to be delivered to the participant. Because we determine the size of equity awards to be granted based on such value, if our stock price on the date the award is granted is significantly different from the stock price assumed in the forecast (which was approximately $3.63), our actual share usage will deviate significantly from our forecasted share usage. For example, if our stock price on the date an award is granted is significantly lower than the stock price assumed in the forecast, we would need a larger number of shares than anticipated to deliver the same value to participants.

If our stockholders approve the 2016 Plan, we expect that the share reserve under the 2016 Plan will allow us to continue to grant equity-based compensation at levels we deem appropriate for the next 2 years, and that we will not have to restructure our existing compensation programs for reasons that are not directly related to the achievement of our business objectives. To remain competitive without equity-based compensation arrangements, it likely will be necessary to replace components of compensation previously awarded in equity with cash. We do not believe increasing cash compensation to make up for any shortfall in equity compensation would be practical or advisable, because we believe that a combination of equity awards and cash compensation provide a more effective compensation strategy than cash alone for attracting, retaining and motivating our employees long-term and aligning employees’ and stockholders’ interests. In addition, any significant increase in cash compensation in lieu of equity awards could substantially increase our operating expenses and reduce our cash flow from operations, which could adversely affect our business results and could adversely affect our business strategy, including using cash flow for strategic acquisitions, research and development of innovative new products, and improvements in the quality and performance of existing products.

If this 6,800,000 share increase is not approved, then the remaining shares available for grants under the 2016 Plan will be insufficient to meet the Company’s grant needs for new employee, ongoing employee and consultant grants for the remainder of 2018 and beyond.

Summary of the 2016 Plan

On June 1, 2016 the Company converted from a Delaware limited liability company into a Delaware corporation and changed its name from Nant Health, LLC to NantHealth, Inc. Our board of directors adopted the 2016 Plan in connection with the Company’s 2016 initial public offering (the “IPO”). Our 2016 Plan permits the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of Code of 1986, as amended (the “Code”) to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants.

Authorized shares.

Subject to the adjustment provisions contained in the 2016 Plan, a total of 6,000,000 shares of our common stock are currently reserved for issuance pursuant to the 2016 Plan. If this amendment is approved by our stockholders, a total of 12,800,000 shares of our common stock will be reserved for issuance pursuant to the 2016 Plan. The shares may be authorized, but unissued, or reacquired common stock of the Company.

If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited or repurchased due to failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under our 2016 Plan. With respect to stock appreciation rights, the net shares issued will cease to be available under the 2016 Plan and all remaining shares will remain available for future grant or sale under the 2016 Plan. Shares that actually have been issued under the 2016 Plan under any award will not be returned to the 2016 Plan and will not become available for future distribution under the 2016 Plan, provided that if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the 2016 Plan. Shares used to pay the exercise price of an award or satisfy the tax withholding obligations related to an award will become available for future grant or sale under our 2016 Plan. To the extent an award is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under our 2016 Plan.

In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the shares occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2016 Plan, will adjust the number and class of shares that may be delivered under the 2016 Plan and/or the number, class, and price of shares covered by each outstanding award, and the numerical share limits as provided for in the 2016 Plan.

Plan administration.

Our board of directors or one or more committees appointed by our board of directors administers our 2016 Plan. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the committee will consist of two or more “outside directors” within the meaning of Section 162(m). However, because of a change in the tax laws, as of November 2, 2017, we have not been able to grant awards that would qualify as performance-based compensation under Section 162(m). In addition, if we determine it is desirable to qualify transactions under the 2016 Plan as exempt under Rule 16b-3 of the Securities and Exchange Act of 1934, as amended, or Rule 16b-3, such transactions will be structured to satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of our 2016 Plan, the administrator has the power to administer the plan, including but not limited to, the power to interpret the terms of our 2016 Plan and awards granted under it, to create, amend and revoke rules relating to our 2016 Plan, including creating sub-plans, and to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration, if any, payable upon exercise. The administrator also has the authority to amend existing awards to reduce or increase their exercise price, to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered in exchange for awards of the same type which may have a higher or lower exercise price or different terms, awards of a different type and/or cash.

Stock Options.

Stock options may be granted under our 2016 Plan. The exercise price of options granted under our 2016 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term. Subject to the provisions of our 2016 Plan, the administrator determines the other terms of options.

Stock Appreciation Rights.

Stock appreciation rights may be granted under our 2016 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years. After the termination of service of an employee, director or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her option agreement. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of our 2016 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock.

Restricted stock may be granted under our 2016 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of our 2016 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions for lapse of the restriction on the shares it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to the restriction, unless the administrator provides otherwise. Shares of restricted stock as to which the restrictions have not lapsed are subject to our right of repurchase or forfeiture.

Restricted Stock Units.

Restricted stock units may be granted under our 2016 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of our 2016 Plan, the administrator will determine the terms and conditions of restricted stock units, including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restricted stock units will vest.

Performance Units and Performance Shares.

Performance units and performance shares may be granted under our 2016 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination.

Non-employee Directors.

Our 2016 Plan provides that all non-employee directors are eligible to receive all types of awards (except for incentive stock options) under the 2016 Plan. Our 2016 Plan provides that in any given fiscal year, a non-employee director may not receive under the 2016 Plan awards greater than 1,000,000 shares. Our 2016 Plan further provides that, in the event of a change in control, as defined in our 2016 Plan, each outstanding equity award granted under our 2016 Plan that is held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable.

Non-transferability of Awards.

Unless the administrator provides otherwise, our 2016 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Merger or Change in Control.

Our 2016 Plan provides that in the event of a change in control, as defined under the 2016 Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to the shares subject to such award will be deemed achieved at 100% of target levels and all of the shares subject to such award will become fully exercisable, if applicable, for a specified period prior to the transaction. In addition, if an option or stock appreciation right is not assumed or substituted for, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period. The award will then terminate upon the expiration of the specified period of time.

Amendment or Termination.

The administrator will have the authority to amend, suspend or terminate the 2016 Plan, provided such action will not impair the existing rights of any participant. Our 2016 Plan will automatically terminate in 2026, unless we terminate it sooner.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2016 Plan. The summary is based on existing U.S. laws and regulations as of April 13, 2018, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the Shares acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the Shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.

Nonstatutory Stock Options

A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the Shares acquired through the exercise of the nonstatutory stock option.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Internal Revenue Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2016 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with an award under the 2016 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

In general, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to their chief executive officer and each of the three other most highly-compensated executive officers (other than the chief executive officer and chief financial officer) whose compensation is required to be disclosed to our stockholders under the Securities and Exchange Act of 1934, as amended in any taxable year.

Prior to our 2018 annual meeting of stockholders, the Company has taken advantage of a specific “transition” rule under Section 162(m) which enables certain types of equity awards that are granted — or which vest — during a post-IPO reliance period to be excluded from the annual deduction limit. This transition rule provides that stock options, stock appreciation rights, and restricted stock awards granted by a newly-public company pursuant to an equity plan that was in place before the IPO may not, for a specified period, be subject to the $1 million deduction limit. In general, this relief applies to equity awards granted until the first meeting of a company’s stockholders at which directors are to be elected that takes place after the end of the third calendar year following the calendar year in which the corporation completed its IPO. However, the relief may end earlier if the plan is materially amended or in other limited circumstances. For the Company, the post-IPO reliance period is expected to expire at our 2018 annual meeting of stockholders.

Before 2018, Section 162(m) provided an additional exception that stated that remuneration in excess of $1 million to employees that are subject to the Section 162(m) deduction limits may only be deducted if it is “performance-based compensation” within the meaning of Section 162(m) or qualifies for one of the other exemptions from the deductibility limit. Recent tax reform legislation eliminated the exception for “performance-based compensation” beginning in 2018 and expanded the number of individuals covered by Section 162(m), subject to certain exceptions for compensation payable pursuant to a “written binding contract” in effect on November 2, 2017 that has not been subsequently materially modified. As a result, we anticipate we will not have the ability to make use of the “performance-based compensation” exception to deduct remuneration in excess of $1 million payable to employees that are subject to the Section 162(m) deduction limits.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND NANTHEALTH WITH RESPECT TO AWARDS UNDER THE 2016 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Number of Awards Granted to Employees and Directors

The number of awards that an employee, director, or consultant may receive under the 2016 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (i) the aggregate number of shares of common stock subject to options granted under the 2016 Plan during fiscal year 2017 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; (ii) the average per share exercise price of such options; (iii) the aggregate number of shares subject to RSUs granted under the 2016 Plan during fiscal year 2017 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; and (iv) the grant-date value of shares subject to such RSUs.

Name of Individual or Group	Number of Shares Subject to Options Granted (1)	Average Per Share Exercise Price of Option Grants	Number of Shares Subject to RSUs Granted	Dollar Value of Shares Subject to RSUs Granted (1)
Patrick Soon-Shiong, M.D., FRCS (C), FACS	—	—	—	—
Chairman and Chief Executive Officer
Paul Holt	—	—	—	—
Chief Financial Officer
Ron Louks	—	—	660,784	2,238,058
Chief Operating Officer
All executive officers, as a group	—	—	660,784	2,238,058
All directors who are not executive officers, as a group	500,000	$14	152,604	517,328
All employees who are not executive officers, as a group	—	—	2,988,104	10,129,673

(1)	Reflects the aggregate grant date fair value of awards computed in accordance with ASC 718.

Required Vote

Approval of the amendment of the Company’s 2016 Equity Incentive Plan requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the ratification of the amendment of the Company’s 2016 Equity Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP, or Ernst & Young, as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2018. During 2017, Ernst & Young served as our independent registered public accounting firm.

Notwithstanding its appointment and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. Our audit committee is submitting the appointment of Ernst & Young to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Ernst & Young is expected to attend the annual meeting, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.

Fees Paid to the Independent Registered Public Accounting Firm

The following table represents aggregate fees for services provided to us in the fiscal years ended December 31, 2017 and 2016 by Ernst & Young LLP, our principal accountant. Following the creation of our audit committee in 2016, all fees were pre-approved by the audit committee:

	2017	2016
Audit Fees (1)	$2,763,303	$5,403,148
Audit-Related Fees	—	—
Tax Fees (2)	302,305	305,404
All Other Fees	—	—

	$3,065,608	$5,708,552

(1)	“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Ernst &Young, LLP in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for 2016 also included fees billed for professional services rendered in connection with our Form S-1 and Form S-8 registration statements related to our initial public offering, or the IPO, of common stock and our December 2016 convertible notes offering of $2,654,425.
(2)	“Tax Fees” consist of fees billed for professional services rendered by Ernst & Young, LLP for various permissible tax compliance and tax advisory services.

Auditor Independence

In 2017 and 2016, there were no other professional services provided by Ernst & Young that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young.

Pre-Approval Policy

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Our audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. Following the creation of our audit committee in 2016, all of the services of Ernst & Young for services described above were pre-approved by our audit committee.

Required Vote

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018 requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Audit Committee Report

The audit committee is a committee of the board of directors and operates under a written charter approved by NantHealth’s board of directors, which is available on NantHealth’s web site at ir.nanthealth.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to NantHealth’s financial reporting process, NantHealth’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing NantHealth’s consolidated financial statements. NantHealth’s independent registered public accounting firm, Ernst & Young LLP, or Ernst & Young, is responsible for performing an independent audit of NantHealth’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare NantHealth’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements for fiscal year 2017 with management of NantHealth;

•	discussed with Ernst & Young, NantHealth’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB;

•	received the written disclosures and the letter from Ernst & Young, as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Ernst & Young that firm’s independence.

Based on the audit committee’s review of the audited financial statements and the various discussions with management and Ernst & Young, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

The Audit Committee

Michael Blaszyk (Chair)

Kirk K. Calhoun

Michael S. Sitrick

This report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by NantHealth under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent NantHealth specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with the Company and other biographical information as of April 13, 2018 are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Executive Officers
Patrick Soon-Shiong, M.D., FRCS (C) FACS	65	Chairman and Chief Executive Officer and Director
Paul Holt	51	Chief Financial Officer
Ron Louks	53	Chief Operating Officer

Patrick Soon-Shiong, M.D., FRSC (C), FACS. Please see the biographical information for Dr. Soon-Shiong in the section entitled “Board of Directors and Corporate Governance — Nominees for Director.”

Paul Holt was appointed Chief Financial Officer in April 2015. Prior to joining NantHealth, Mr. Holt served as Chief Financial Officer of Quality Systems, Inc. (NASDAQ: QSII), a healthcare information technology and services company, from 2000 to April 2015. He was Controller of Quality Systems from January 2000 to May 2000. Mr. Holt was the Controller of Sierra Alloys Co., Inc., a titanium metal manufacturing company, from August 1999 to December 1999. From 1995 to 1999, he was Controller of Refrigeration Supplies Distributor, the largest independently owned wholesale distributor and manufacturer of refrigeration supplies and heating controls in the western United States. From 1990 to 1995, Mr. Holt was a Certified Public Accountant at McGladrey & Pullen, LLP. Mr. Holt holds an MBA from the University of Southern California and a BA in Economics (cum laude) from the University of California, Irvine.

Ron Louks. Please see the biographical information for Mr. Louks in the section entitled “Board of Directors and Corporate Governance — Nominees for Director.”

EXECUTIVE COMPENSATION

Processes and Procedures for Executive and Director Compensation

Our compensation committee assists the board in discharging the board’s responsibilities relating to oversight of the compensation of our chief executive officer and our other executive officers, including reviewing and making recommendations to the board with respect to the compensation, plans, policies and programs for our chief executive officer and our other executive officers and administering our equity compensation plans for our executive officers and employees.

Our compensation committee annually reviews the compensation, plans, policies and programs for our chief executive officer and our other executive officers. In connection therewith, our compensation committee considers, among other things, each executive officer’s performance in light of established individual and corporate goals and objectives and the recommendations of our chief executive officer. In particular, our compensation committee considers the recommendations of our chief executive officer when reviewing base salary and incentive performance compensation levels of our executive officers and when setting specific individual and corporate performance targets under our annual incentive bonus plan for our executive officers. Our chief executive officer has no input and is not present during voting or deliberations about his compensation. Our compensation committee may delegate its authority to a subcommittee, but it may not delegate any power or authority required by agreement, law, regulation or listing standard to be exercised by the compensation committee as a whole.

Summary Compensation Table

The following table provides information regarding the compensation of our chief executive officer, and our next most highly compensated executive officers during 2017, together referred to as our “named executive officers,” for 2017 and 2016, as applicable.

(Amount in Dollars)
Name and Principal Position (1)	Year	Salary ($) (2)	Bonus ($) (2)		Stock Awards ($) (3)	All Other ($)		Total ($)
Patrick Soon-Shiong, M.D. FRCS (C), FACS (4)	2017	—	—		—	—		—
Chairman and Chief Executive Officer	2016	—	—		—	—		—
Paul Holt	2017	360,500	124,913	(10)	—	—		513,713
Chief Financial Officer	2016	360,433	98,056	(5)	445,136	11,387	(6)	915,012
Ron Louks (7)
Chief Operating Officer	2017	420,577	691,563,	(8)	2,238,058	79,517	(9)	3,344,998

(1)	The titles and capacities set forth in the table above are as of the Record Date.
(2)	Salary and bonus figures represent amounts earned during each respective fiscal year, regardless of whether part or all of such amounts were paid in subsequent fiscal year(s).
(3)	The amounts shown are total vested and unvested stock awards granted during the respective years at grant date fair value in accordance with Accounting Standards Codification 718, Compensation: Stock Compensation (“ASC 718”). The assumptions used to calculate the grant date fair value of stock awards are set forth under Note 2 of the Notes to the Consolidated and Combined Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC in March 2018.
(4)	We did not pay cash or any other compensation to Dr. Patrick Soon-Shiong during the years ended December 31, 2017 or December 31, 2016.
(5)	Consists of the amount earned in 2016 and paid in 2017.
(6)	The amounts consist of $7,950 of matching contributions made by us pursuant to our 401(k) plan and $3,437 of premiums paid by the Company for life insurance and disability insurance.
(7)	Mr. Louks was not a Named Executive Officer prior to 2017. He joined the Company in January 2017.

(8)	The bonus amount of Mr. Louks consists of $475,000 sign-on bonus paid in 2017, and $216,563 earned in 2017 and paid in 2018.
(9)	Consists of $53,317 travel and housing allowances and associated tax gross-up paid by the Company in the amount of $26,200.
(10)	Consists of the amount earned in 2017 and paid in 2018.

Outstanding Equity Awards at Fiscal Year-End 2017

The following table provides information regarding equity awards held by our named executive officers as of December 31, 2017 (amounts in dollars).

		Stock Awards
Name	Date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($) (1)
Patrick Soon-Shiong, M.D. FRCS (C), FACS	—	—		—
Paul Holt	4/13/2015	42,622	(2)(3)	129,997
	5/2/2016	11,924	(2)(4)	36,368
Ron Louks	10/3/2017	100,000	(5)(6)	305,000
	11/6/2017	375,588	(5)(7)	1,145,543

(1)	Market value of the unvested phantom units identified in this column is based on a closing price of $3.05 per share of the Company’s common stock as of December 31, 2017.
(2)	Each phantom unit is the economic equivalent of one share of NantHealth, Inc. common stock.
(3)	One-half (1/2) of the phantom units held vested on June 7, 2016, the date of the Company’s IPO. Subject to Mr. Holt’s continuing service, the remaining phantom units shall vest in equal amounts each year on the anniversary date of the IPO over a four year period, such that the phantom units shall fully vest into shares of common stock on the fourth (4th) anniversary of the IPO date.
(4)	One-half (1/2) of the phantom units held vested on June 7, 2016, the date of the Company’s IPO. Subject to Mr. Holt’s continuing service, the remaining phantom units shall vest in equal amounts each year on the vesting commencement date of May 1, 2016, over a four year period, such that the phantom units shall fully vest into shares of common stock on May 1, 2020.
(5)	Each restricted stock unit (“RSU”) is the economic equivalent of one share of NantHealth, Inc. common stock.
(6)	40,000 RSUs vested on October 6, 2017, with the remaining 120,000 RSUs vesting monthly in equal amounts for months, beginning on November 6, 2017, subject to continued service. Upon vesting, the Company will withhold shares sufficient to satisfy tax withholding obligations; the Company will then be responsible for remitting a cash payment for the related withholding taxes; and the Company will issue to Mr. Louks a net lower number of shares. In addition, upon vesting, the Company and Mr. Louks have agreed that the Company will repurchase the remaining shares at the then current market value.
(7)	25% of the RSUs vested on November 6, 2017, with the remaining 75% of the RSUs to vest annually in equal installments, beginning on May 1, 2018. Upon vesting, the Company will withhold shares sufficient to satisfy tax withholding obligations; the Company will then be responsible for remitting a cash payment for the related withholding taxes; and the Company will issue to Mr. Louks a net lower number of shares.

Executive Employment Agreements

Paul Holt. On March 16, 2015, we entered into an offer letter agreement with Mr. Holt pursuant to which he agreed to serve as our Chief Financial Officer, effective as of April 13, 2015. Mr. Holt’s current base salary is $360,500 and he is eligible to receive an annual performance bonus of up to 50% of his base salary and he and is eligible to participate in any benefit programs that we make available to our senior executives. Mr. Holt’s offer letter agreement is for no particular term and provides for “at will” employment, subject to certain severance provisions as described below.

In connection with Mr. Holt’s commencement of employment, he was paid a sign-on bonus of $50,000 in 2015. Also in connection with Mr. Holt’s commencement of employment, we granted Mr. Holt 113,659 units under our Phantom Unit Plan (625,125 units per original agreement representing number of units pre reverse split). All of the units granted to Mr. Holt pursuant to the offer letter agreement will vest in full upon a “change of control” (as such term is defined in the Phantom Unit Plan). Upon the closing of our IPO, 50% of the units vested in full and the remaining 50% will vest over four (4) years in equal installments on each annual anniversary of the IPO. The units are otherwise subject to the terms and conditions of the Phantom Unit Plan.

Mr. Holt’s offer letter agreement provides that the Company would pay or reimburse Mr. Holt for all reasonable moving costs associated with Mr. Holt and his immediate family’s relocation to the Los Angeles area, up to an aggregate amount of $15,000, provided that such costs are incurred no later than one (1) year from the effective date of the offer letter agreement, and provided further that we will not be responsible for broker’s fees, real estate transfer taxes or any other costs associated with Mr. Holt’s relocation to the Los Angeles area. The offer letter also provided that we would also pay or reimburse Mr. Holt for the reasonable costs of his overnight accommodations in the Los Angeles area until September 30, 2016. If we terminated Mr. Holt’s employment for cause or he voluntarily resigned without good reason, in each case within the one (1) year period after the effective date of the offer letter agreement, Mr. Holt would have been required to repay us for all relocation costs paid or reimbursed to him by the Company within thirty (30) days after his termination.

Prior to April 13, 2018, pursuant to Mr. Holt’s offer letter agreement, if we terminated the employment of Mr. Holt without cause or Mr. Holt resigned for good reason, and Mr. Holt executed a release of claims that became effective within sixty (60) days following his termination date, then we would have been required to pay Mr. Holt a single cash payment equal to 50% of his then-current annual base salary, less all applicable withholdings. This severance provision expired on April 13, 2018 and is of no further force or effect.

Mr. Holt’s offer letter agreement contains a non-solicitation provision, pursuant to which Mr. Holt has agreed not to interfere with us or our affiliates, or solicit our employees or interfere with our business relationships, for one (1) year after the termination of his employment.

Ron Louks. On and effective as of May 10, 2017, the board of directors of the Company appointed Ron Louks as the Company’s Chief Operating Officer.

The material terms of Mr. Louks’ employment are as follows:

Base Salary and Bonus. Mr. Louks received an initial annual base salary of $375,000, and receives a current annual base salary of $450,000. He is also eligible for an annual bonus with a target amount of 50% of his current base salary. Mr. Louks also received a sign-on bonus of $475,000.

Equity Award. The board of directors approved equity awards during 2017 as set forth in the summary compensation table.

Other Benefits. Mr. Louks receives a monthly housing allowance of $3,500 and a $25,000 annual travel allowance, and will be eligible to participate in the benefit programs generally available to senior executives of the Company.

Mr. Louks may also perform services to affiliates of the Company under either the Shared Services Agreement between the Company and NantWorks, LLC or similar arrangements under which he would receive separate compensation, provided that such services do not interfere with his duties as Chief Operating Officer of the Company.

Merger or Change of Control

2016 Equity Incentive Plan

Our 2016 Plan provides that in the event of a merger or change in control, as defined under the 2016 Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to the shares subject to such award will be deemed achieved at 100% of target levels and all of the shares subject to such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time.

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We provide a 401(k) savings plan to our employees, including our current named executive officers, as discussed in the section below entitled “401(k) Savings Plan.”

We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances and as noted in the Summary Compensation Table above. Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Savings Plan

We maintain a tax-qualified retirement plan that provides eligible employees, including named executive officers, with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. Pre-tax and after-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The Company, in its sole discretion, may make certain contributions to the plan. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions, if any, are deductible by us when made.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2017. All outstanding option awards relate to our common stock.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders 2016 Equity Incentive Plan	3,606,024	$14.00	1,226,075
Phantom Units Plan (1)	1,292,785	—	—
Equity compensation plans not approved by stockholders	—	—	—

Total	4,898,809		1,226,075

(1)	Each grant of phantom units made to a participant under the Phantom Unit Plan vests over a defined service period, subject to completion of a liquidity event. The Company’s IPO satisfied the liquidity event condition and the phantom units now entitle their holders to cash or non-cash payments in an amount equal to the number of vested units held by that participant multiplied by the fair market value of one share of the Company’s common stock at the Company’s option on the date each phantom unit vests. After the Company’s IPO, the Company will no longer issue any units under the Phantom Unit Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transactions

The following is a summary of transactions since January 1, 2017 to which we have been a party in which the amount involved exceeded $120 thousand and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement titled “Executive Compensation.”

LLC Agreement and Stockholder’s Agreement

Prior to NantHealth’s conversion from a limited liability company to a corporation, our directors and members entered into the LLC Agreement which governed our operations. Upon the consummation of the LLC Conversion, we converted into a corporation, and the LLC Agreement no longer governs our operations or the rights of our stockholders. Upon the consummation of the LLC Conversion, we entered into the Stockholders’ Agreement with our stockholders as more fully described below.

Prior to the LLC Conversion, we created a board of directors to manage our business affairs. The LLC Agreement provided that the board of directors had the power and discretion to manage and control the business, property and affairs of our company, but that certain actions required the consent of certain of our members.

Under the LLC Agreement, we had units authorized, including Series A through H. Each equityholder holding Series A, B, D, E, F, G or H units had one vote for each unit held. Profits interests units awarded under the Profits Interests Plan took the form of Series C units of our company. Holders of our Series C units did not have the right to vote. The LLC Agreement also set forth the rights of and restrictions on unitholders, including certain rights of first refusal and preemptive and co-sale rights. In addition, the LLC Agreement placed certain transfer restrictions on our equityholders. The LLC Agreement also provided that, upon the LLC Conversion, the allocation of shares of our common stock among our pre-IPO equityholders was dependent upon the IPO price, based on the relative rights of our pre-IPO equityholders as set forth in our LLC Agreement. As a result, as part of the LLC Conversion, we set the actual allocation of shares among our pre-IPO equityholders. The LLC Agreement included indemnification provisions obligating Nant Health, LLC to indemnify its board of directors, officers, members, employees and agents.

Concurrently with the consummation of the LLC Conversion, the LLC Agreement was terminated, other than certain provisions relating to certain pre-termination tax matters and certain liabilities.

The Stockholders’ Agreement contains certain anti-dilution rights, preemptive rights, board voting rights, approval rights, rights of first refusal, tag-along rights, drag-along rights, inspection rights and transfer restrictions for certain of our stockholders. Concurrently with the consummation of our IPO, these provisions were terminated, other than certain provisions relating to indemnification, confidentiality and retention by certain of our stockholders of individual intellectual property rights.

Director Indemnification

An entity controlled by Dr. Patrick Soon-Shiong has agreed to indemnify Mr. Burnett for any losses or liabilities incurred by Mr. Burnett in connection with his service on our board of directors, but only to the extent such losses or liabilities are not covered by our directors’ and officers’ insurance policies or our indemnification agreement with Mr. Burnett and only to the extent a court of competent jurisdiction has determined pursuant to a final order not subject to further appeal or stay that Mr. Burnett has breached his duty of loyalty to our company by reason of his service as a board member on other entities controlled by Dr. Patrick Soon-Shiong. The indemnification obligation will not apply to fraud, illegal acts or intentional misconduct of Mr. Burnett to the extent determined by a final order of a court of competent jurisdiction not subject to further appeal or a stay. Mr. Burnett has an understanding with Dr. Patrick Soon-Shiong that Mr. Burnett will be appointed as a director of, and receive equity in, other entities controlled by Dr. Patrick Soon-Shiong as mutually determined between them. Mr. Burnett currently serves as a director of NantBioScience, Inc. As noted above, Mr. Burnett is not standing for reelection at the Annual Meeting.

Investment in NantOmics

Our Chairman and Chief Executive Officer and principal stockholder, Dr. Patrick Soon-Shiong, founded and has a controlling interest in NantOmics, which is a company that delivers molecular analysis capabilities with the intent of providing actionable intelligence and molecularly driven decision support for cancer patients and their providers at the point of care.

In 2015 we purchased a total of 169,074,539 Series A-2 units of NantOmics for an aggregate purchase price of $250.8 million. 67,385,444 Series A-2 units were acquired on June 19, 2015, 101,078,167 Series A-2 units were acquired on June 30, 2015 and 610,928 Series A-2 units were acquired on September 8, 2015, for aggregate price of $250.0 million in cash and marketable securities, and the remainder in exchange for NantOmics’ subsidiary’s purchase of NantHealth’s equity interests in TRM, an entity owned 46% by California Capital Equity, LLC, or Cal Cap. The Series A-2 units do not have any voting rights and represent approximately 14.28% of NantOmics’ issued and outstanding membership interests. NantOmics is majority owned by NantWorks and delivers molecular diagnostic capabilities with the intent of providing actionable intelligence and molecularly driven decision support for cancer patients and their providers at the point of care.

On February 28, 2018, the Company acquired 100% of Liquid Genomics, Inc. (“Liquid Genomics”), a company that provides liquid biopsy analysis of gene expressions and mutations using circulating tumor RNA and DNA, pursuant to an assignment agreement dated February 1, 2018 between the Company and NantOmics, a related party. The purchase price for the acquisition consisted of 9,088,362 Series A-2 units of NantOmics previously owned by the Company that were transferred at the closing plus 564,779 Series A-2 units of NantOmics owned by the Company that will be transferred to NantOmics by May 31, 2018. While we are still evaluating the impact of this transaction, we believe that it will reduce NantHealth’s ownership of NantOmics’ equity to between 13.4% and 13.7%.

Amended Reseller Agreement with NantOmics

On June 19, 2015, we entered into a five and a half year exclusive Reseller Agreement with NantOmics, which was amended in May 2016, pursuant to which we have worldwide, exclusive rights to resell genomic sequencing, quantitative proteomic analysis and bioinformatics services made exclusively available from NantOmics to us, as well as related consulting and other professional services, to institutional customers (including insurers and self-insured healthcare providers) throughout the world. However, the Reseller Agreement excludes services provided for research or educational purposes, for consumer applications or for the development, evaluation, trial, analysis or regulatory approval of any pharmaceutical product or treatment. We will also have rights to use NantOmics’ marketing materials and trademarks in connection with the marketing and resale of services, to distribute clinical reports to requisitioning physicians, and to use data we collect to perform certain activities, but NantOmics will own such materials, trademarks, reports and data. In exchange, we will pay NantOmics a per-service fee, equal to a percentage of a portion of the amount we bill for the NantOmics services, and we retain the remaining portion of the amount billed. As we pay NantOmics based on billings, we effectively bear the collection risk. On an aggregate basis, we must pay NantOmics annual aggregate minimums beginning in 2016 of $2.0 million per year for each of the 2016 to 2020 calendar years. If the Reseller Agreement is renewed for one or more of the optional three (3) renewal terms described below, the annual minimum will be $25.0 million per year for each of the 2021-2023 calendar years and $50.0 million per year for each of the 2024-2029 calendar years. Under the agreement, we are responsible for various aspects of delivering our sequencing and molecular analysis solutions, including patient engagement and communications with providers such as providing interpretations of our GPS Cancer reports and resolving any disputes, ensuring customer satisfaction, and managing billing and collections. Among other diligence obligations, we are obligated to use commercially reasonable efforts to market and actively promote the services. The Reseller Agreement has an initial term through December 31, 2020. We have the option to renew the agreement (with exclusivity) for up to three (3) renewal terms, each lasting three (3) years, if we meet the volume thresholds below.

Term	Renewal Threshold
Initial Term	300,000 GPS Cancer tests completed between June 19, 2015 and June 30, 2020
First Exclusive Renewal Term	570,000 GPS Cancer tests completed between July 1, 2020 and June 30, 2023
Second Exclusive Renewal Term	760,000 GPS Cancer tests completed between July 1, 2023 and June 30, 2026

If we do not meet the applicable volume threshold during the initial term or the first or second exclusive renewal terms, we can renew for a single additional three (3) year term, but only on a non-exclusive basis. We have the right to terminate the agreement for convenience on six (6) months’ prior written notice, and each party has the right to terminate the agreement in the event there is a material, uncured breach, insolvency, force majeure event or ineligibility for federal healthcare programming by the other party.

On September 20, 2016, we further amended the First Amended Reseller Agreement, or the Second Amended Reseller Agreement, which permits us to use vendors other than NantOmics to provide any or all of the services and clarifies we are responsible for order fulfillment and branding.

On December 18, 2017, we and NantOmics executed Amendment No.1 to the Second Amended Reseller Agreement to allow fee adjustments with respect to services completed by NantOmics between the amendment effective date of October 1, 2017 to June 30, 2018.

As of March 31, 2018 we had $1.3 million of outstanding related party payables under the Reseller Agreement. Since January 1, 2017, we paid $9.1 million to NantOmics under the Reseller Agreement.

Agreements with NantWorks and its Affiliates

Our Chairman and Chief Executive Officer and principal stockholder, Dr. Patrick Soon-Shiong, founded and has a controlling interest in NantWorks, which is a collection of multiple companies in the healthcare and technology space and is our parent company.

In October 2012, we entered into a Shared Services Agreement with NantWorks, subject to which NantWorks provides for ongoing corporate, general and administrative and other support services in areas such as Chairman’s office and public relations, legal and compliance, information technology and cloud services, human resources and administration management, sales and marketing, finance and risk management, facilities, procurement and travel, and corporate development and strategy. We are billed quarterly for such services at cost (without markup), but including reasonable allocations of employee benefits, facilities and other direct or fairly allocated indirect costs that relate to the employees providing the services.

We have incurred approximately $6.2 million of expenses since January 1, 2017 related to selling, general and administrative services provided to us by NantWorks and affiliates, net of services provided to NantWorks and affiliates. Additionally, we have incurred $0.2 million of expenses since January 1, 2017, related to research and development services provided by NantWorks and its subsidiaries.

In May 2015, NantWorks contributed all right, title and interest in all of the outstanding equity interests of NantCloud Services to us for approximately $7.2 million (which is the cost, without markup, that NantWorks paid for the assets and to run that business). Pursuant to this agreement, we have assumed all duties and liabilities of NantWorks related to NantCloud Services and its operations.

Liquid Genomics Agreements

In April 2018, Liquid Genomics, a wholly-owned subsidiary of the Company, and NantKwest entered into an agreement whereby Liquid Genomics is providing liquid tumor profiling services to NantKwest. Our Chairman and Chief Executive Officer and principal stockholder, Dr. Patrick Soon-Shiong, has a controlling interest in NantKwest. Since January 1, 2017 we have received $52,500 under this agreement.

Agreements with Allscripts

In May 2015, we and Allscripts Healthcare, LLC, or Allscripts Healthcare, an affiliate of Allscripts, entered into a mutual license and reseller agreement, or the Mutual License and Reseller Agreement, which was subsequently amended and restated in June 2015, pursuant to which we each appointed the other as a non-exclusive marketer and reseller to eligible, approved customers of various products and services, including our DeviceConX, VitalxConX, HBox, Device Escort and Eviti Advisor products and services and Allscripts Healthcare’s FollowMyHealth, Care Director, EPSi and dbMotion products and services. In addition, we and Allscripts Healthcare each designated the other as a preferred partner-i.e., subject to certain exceptions and limitations, our DeviceConX family of products and services are the exclusive medical device integration products and services that may be marketed and sold by Allscripts Healthcare, and Allscripts Healthcare’s scheduled products and services are the exclusive products and services of the same required functionality that may be marketed and sold by us. Each party retained ownership of any data generated and collected in connection with its respective products, though each party granted the other a non-exclusive, fully paid-up license to use its data, as well as to use its trademarks, marketing materials and product documentation in connection with the marketing and resale of products and services. The agreement had an initial term of five (5) years and renews automatically for successive one (1) year periods, unless terminated by us or Allscripts Healthcare. Each party had the right to terminate the agreement in the event the other party committed a material, uncured breach, is declared insolvent, suffers a prolonged force majeure event, becomes ineligible for federal healthcare programming or undergoes a change-in-control involving such party’s competitor. Since January 1, 2017 we have, we made $0.1 million in payments to Allscripts under the Mutual License and Reseller Agreement and Allscripts ordered various of our solutions with total fees of $0.4 million under the Mutual License and Reseller Agreement.

On August 3, 2017, we entered into an asset purchase agreement, which we refer to as the “APA,” with Allscripts Healthcare Solutions, Inc., or Allscripts, pursuant to which we agreed to sell to Allscripts substantially all of the assets of our provider/patient engagement solutions business, including our FusionFX solution and components of its NantOS software connectivity solutions (the “Business”). On August 25, 2017, we and Allscripts completed the sale pursuant to the APA.

Allscripts conveyed to us 15,000,000 shares of our common stock at par value of $0.0001 per share that were previously owned by Allscripts as consideration for the transaction. We retired the shares of stock. Allscripts also paid $1.7 million of cash consideration to us as an estimated working capital payment, and we recorded a receivable of $1.0 million related to final working capital adjustments. We are also responsible for paying Allscripts for fulfilling certain customer service obligations of the business post-closing.

Concurrent with the closing, we and Allscripts modified the amended and restated mutual license and reseller agreement dated June 26, 2015, as amended, such that, among other things, we committed to deliver a minimum of $95 million of total bookings over a ten year period (“Bookings Commitment”) from referral transactions and sales of certain Allscripts products under this agreement. In the event of a Bookings Commitment shortfall at the end of the ten year period, we will be obligated to pay 70% of the shortfall, subject to certain credits (See Note 3 of the Consolidated and Combined Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC in March 2018). We would earn 30% commission from Allscripts on each referral that results in an order placed with Allscripts.

The sale of the Business qualified as a discontinued operations because it comprised operations and cash flows that could be distinguished, operationally and for financial reporting purposes, from the rest of the Company. The disposal of the Business represented a strategic shift in the Company’s operations as the sale enables the Company to focus on genomic sequencing, clinical decision support, connected care and payer engagement.

The consummation of the transactions contemplated by the APA is reflected in the Consolidated and Combined Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

Related Party Promissory Notes

In January 2016, we executed a note with Nant Capital LLC, or the NantCapital Note, a personal investment vehicle for Dr. Patrick Soon-Shiong. The total advances made by Nant Capital, LLC, or NantCapital, to us pursuant to this note amounted to approximately $112.7 million. The note bears interest at a per annum rate of 5.0% compounded annually and computed on the basis of the actual number of days in the year. The unpaid principal and any accrued and unpaid interest on the NantCapital Note was due and payable on demand. NantCapital has the option, but not the obligation, to require us to repay any such amount in cash, Series A-2 units of NantOmics held by us (based on a per unit price of $1.484), shares of our common stock (with each share valued at $18.61255), or any combination of the foregoing at the sole discretion of NantCapital. In May 2016, the NantCapital Note was amended and restated to provide that all outstanding principal and accrued and unpaid interest was due and payable on June 30, 2021, and not on demand.

On December 15, 2016, in connection with the offering of the convertible notes, we entered into a Second Amended and Restated Promissory Note which amends and restates the NantCapital Note, to, among other things, extend the maturity date of the NantCapital Note to June 30, 2022 and to subordinate the NantCapital Note in right of payment to the convertible notes. No other terms of the promissory note were changed. As of December 31, 2017, the total principal and interest outstanding on the note amounted to $124.2 million. We can request additional advances subject to NantCapital’s approval.

On January 22, 2016, we executed a demand promissory note in favor of NantOmics. The principal amount of the initial advance totaled $20.0 million. On March 8, 2016, NantOmics made a second advance to us for $20.0 million. Prior to converting into shares of our common stock as described below, the note bore interest at a per annum rate of 5.0%. In May and June of 2016, we executed amendments to the demand promissory note with NantOmics, which provided that all unpaid principal of each advance owed to NantOmics and any accrued and unpaid interest would convert automatically into shares of our common stock after pricing of our IPO and immediately after our conversion from a limited liability company to a corporation. On June 1, 2016, approximately $40.6 million of principal and accrued interest under the promissory note with NantOmics was converted into 2,899,297 shares of our common stock in connection with our IPO. We can request additional advances subject to NantOmics’ approval, and as of December 31, 2017, there was no outstanding balance on the promissory note.

Cambridge Purchase Agreement

On December 15, 2016, we entered into a purchase agreement, or the Cambridge Purchase Agreement, with Cambridge Equities, L.P., an entity affiliated with our Chairman and CEO Dr. Patrick Soon-Shiong, or Cambridge, to issue and sell $10.0 million in aggregate principal amount of Senior Convertible Notes in a private placement pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. The Cambridge Purchase Agreement includes customary representations, warranties and covenants by us and customary closing conditions. As of December 31, 2017, the total principal and interest outstanding on the note amounted to $7.9 million.

Related Party Transactions Policy

In connection with our IPO, we adopted a written Related Party Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related person transactions.”

For purposes of our policy only, a “related party transaction” is a past, present or future transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants, the amount involved exceeds $120 thousand and a related person has a direct or indirect material interest. Various transactions are not covered by this policy, including transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person, equity and debt financing transactions with a related person that are approved by our audit committee, and other transactions not otherwise required to be disclosed under Item 404 of Regulation S-K. A “related person,” as determined since the beginning of our last fiscal year, is any executive officer, director or nominee to become director, a holder of more than 5% of our common stock, including any immediate family members of such persons. Any related person transaction may only be consummated if approved by our audit committee in accordance with the policy guidelines set forth below.

Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related party transaction to our audit committee for review and approval during its first regularly scheduled committee meeting. In considering related person transactions, our audit committee takes into account the relevant available facts and circumstances including, but not limited to whether the terms of such transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 13, 2018 by:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our current directors and director nominees; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based on an aggregate of 108,591,946 shares of our common stock outstanding as of April 13, 2018.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options, warrants, and the vesting of restricted stock units that are either immediately exercisable or exercisable or issuable on or before June 12, 2018, which is 60 days after April 13, 2018. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants, and restricted stock units for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address of each of the individuals and entities named in the table below is c/o NantHealth, Inc., 9920 Jefferson Boulevard, Culver City, California 90232. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
NantWorks, LLC (1)	70,113,411	64.6%
NHealth Holdings, Inc. and affiliates (2)	17,857,144	16.4%
Directors and Executive Officers:
Patrick Soon-Shiong, M.D., FRCS (C), FACS (1)	70,113,411	64.6%
Paul Holt (3)	56,822	*
Ron Louks (4)	99,690
Michael S. Sitrick (5)	33,912	*
Kirk K. Calhoun (6)	33,912	*
Mark Burnett (7)	250,000	*
Michael Blaszyk (8)	33,912	*
All current directors and executive officers as a group (7 persons)	70,480,238	64.9%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)

Includes (i) 67,214,114 shares of our common stock held by NantWorks, LLC; and (ii) 2,899,297 shares of our common stock issuable held by NantOmics, LLC. NantWorks, LLC is the largest member of NantOmics, LLC, holding approximately 84% of the outstanding equity and approximately 99% of the outstanding voting equity. Our Chairman and Chief Executive Officer, Dr. Patrick Soon-Shiong, is the

controlling member of NantWorks, LLC with voting and dispositive power over the shares of our common stock that are owned by NantWorks, LLC. The address of NantWorks, LLC is 9920 Jefferson Boulevard, Culver City, California 90232. Our Chairman and Chief Executive Officer, Dr. Patrick Soon-Shiong, indirectly owns all of the equity interests in NantWorks, LLC.
(2)	Based on a Schedule 13G filed with the SEC by individuals or entities affiliated with Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait on February 14, 2017. Consists of 7,142,859 shares held by NHealth Holdings, Inc. and 10,714,285 shares held by Kuwait Investment Office. The sole shareholder of NHealth Holdings, Inc. is the Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait, which holds of common stock. Kuwait Investment Office is the London Office of the Kuwait Investment Authority, acting for and on behalf of the Government of the State of Kuwait. The address of NHealth Holdings, Inc. is 1209 Orange Street, Wilmington, Delaware 19801; the address for the Kuwait Investment Authority is Ministries Complex, Block 3, Safat, Kuwait 13001; and the address for Kuwait Investment Office is 15 Carter Lane, London, United Kingdom, EC4V 5EY.
(3)	Consists of 52,848 shares of common stock and 3,974 shares issuable upon the vesting of phantom units that vest within 60 days of April 13, 2018.
(4)	Consists of 79,690 shares of common stock and 20,000 restricted stock units vesting within 60 days after April 13, 2018.
(5)	Consists of 29,673 shares of common stock and 4,239 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 13, 2018.
(6)	Consists of 29,673 shares of common stock and 4,239 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 13, 2018.
(7)	Consists of shares issuable upon the exercise of 125,000 options that are immediately exercisable and 125,000 options exercisable within 60 days of April 13, 2018.
(8)	Consists of 29,673 shares of common stock and 4,239 shares issuable upon the vesting of restricted stock units that vest within 60 days of April 13, 2018.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2017, except for the vesting of phantom units held by Paul Holt on May 1, 2017 and June 6, 2017 that were inadvertently reported late on a Form 4 filed on August 25, 2017.

Fiscal Year 2017 Annual Report

Our financial statements for our fiscal year ended December 31, 2017 are included in our 2017 Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on March 16, 2018, or our Annual Report, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our Annual Report are posted on our website, www.nanthealth.com, under the investors tab and at the website of the SEC, at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to NantHealth, Inc., 9920 Jefferson Boulevard, Culver City, California 90232, Attention: Corporate Secretary.

Company Website

We maintain a website at www.nanthealth.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing NantHealth’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSALS OF STOCKHOLDERS FOR 2019 ANNUAL MEETING

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary so that they are received at our principal executive offices not later than the close of business (5:30 p.m. Pacific Time) on January 4, 2019. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before our 2019 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form. To be timely for our 2019 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our corporate secretary at our principal executive offices not less than 45 days and not more than 75 days before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any written notice given by a stockholder pursuant to these provisions of our bylaws must be received by our corporate secretary at our principal executive offices:

•	not earlier than February 18, 2019, and

•	not later than March 20, 2019.

In the event that we hold our 2019 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2018 annual meeting, then such written notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

To be in proper written form, a stockholder’s notice and/or proposals must include the specified information concerning the proposal or nominee as described in our bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Notices and/or proposals should be addressed to:

NantHealth, Inc.

Attention: Corporate Secretary

9920 Jefferson Boulevard

Culver City, California 90232

Tel: (310) 883-1300

For information on how to access our bylaws, please see the section entitled “Availability of Bylaws,” and for additional information regarding stockholder recommendations for director candidates, please see the section entitled “Board of Directors and Corporate Governance — Stockholder Recommendations for Nominations to our Board of Directors.”

*    *    *

We know of no other matters to be submitted at the 2018 annual meeting. If any other matters properly come before the 2018 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2018 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Culver City, California

April 30, 2018

Appendix A

NANTHEALTH, INC.

2016 EQUITY INCENTIVE PLAN

(As Amended and Restated                 , 2018)

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and the related issuance of Shares thereunder, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means NantHealth, Inc., a Delaware corporation, or any successor thereto.

(k) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock; or

(iv) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r) “Fiscal Year” means the fiscal year of the Company.

(s) “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t) “Inside Director” means a Director who is an Employee.

(u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means a stock option granted pursuant to the Plan.

(x) “Outside Director” means a Director who is not an Employee.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means the holder of an outstanding Award.

(aa) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(bb) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(cc) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(dd) “Plan” means this 2016 Equity Incentive Plan.

(ee) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.

(ff) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(gg) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(hh) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii) “Section 16(b)” means Section 16(b) of the Exchange Act.

(jj) “Service Provider” means an Employee, Director or Consultant.

(kk) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ll) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 12,800,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a).

(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to institute and determine the terms and conditions of an Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x) to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 15 of the Plan;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, if any, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The

Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement, as determined by the Administrator, in its sole discretion. Notwithstanding the foregoing, the rules of Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Outside Director Limitations. Subject to the provisions of Section 14 of the Plan, no Outside Director may be granted, in any Fiscal Year, Awards covering more than 1,000,000 Shares.

12. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limit in Section 11 of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that (i) Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 14(c), the Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d) Outside Director Awards. With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

15. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c) Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

16. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18. Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon the later to occur of (i) its adoption by the Board or (ii) the business day immediately prior to the Registration Date. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 19 of the Plan.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

22. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

NantHealth, Inc. 2018 Annual Meeting of Stockholders Date: June 8, 2018 Time: 10:00 A.M. (Pacific Time) Place: Brentwood Country Club, 590 South Burlingame Avenue, Los Angeles, California 90049 Please make your marks like this: Use dark black pencil or pen only The Board of Directors Recommends a Vote FOR all of the nominees listed, FOR proposal 2, and FOR proposal 3. 1: Election of Directors For Withhold Recommend Directors 01 Patrick Soon-Shiong 02 Michael S. Sitrick 03 Kirk K. Calhoun 04 Michael Blaszyk 05 Ron Louks For For For For For For Against Abstain 2: To 2016 approve Equity an Incentive amendment Plan to increase the Company’s the for number issuance of shares thereunder of common by 6,800,000 stock reserved shares. For For Against Abstain 3: as To NantHealth’s ratify the selection Independent of Ernst Registered & Young LLP Public ending Accounting December 31, Firm 2018 for .the fiscal year For 4: To which consider may properly and act upon come any before other the matters meeting or any adjournment thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3. Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Please separate carefully at the perforation and return just this portion in the envelope provided. NantHealth, Inc. 2018 Annual Meeting of Stockholders Friday, June 8, 2018 This proxy is being solicited by the Board of Directors VOTE BY: INTERNET TELEPHONE 866-829-4985 www. Go To proxypush.com/NH • Cast your vote online. • View Meeting Documents. OR • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions. MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Patrick Soon-Shiong, Paul Holt, and Brandon Villery, and each of them as proxies for the undersigned, with full power of substitution, to vote all the shares of common stock of NantHealth, Inc. the undersigned is entitled to vote at the 2018 Annual Meeting of Stockholders of NantHealth, Inc., which is being held at the Brentwood Country Club, located at 590 South Burlingame Avenue, Los Angeles, California 90049, at 10:00 a.m., Pacific Time on June 8, 2018, and any adjournment thereof upon the matters specified herein and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. All votes must be received by 5:00 P.M., Eastern Time, June 7, 2018. PROXY TABULATOR FOR NANTHEALTH, INC. P.O. BOX 8016 CARY, NC 27512-9903 EVENT # CLIENT #

Please separate carefully at the perforation and return just this portion in the envelope provided. Proxy — NantHealth, Inc. 2018 Annual Meeting of Stockholders June 8, 2018, 10:00 a.m., Pacific Time This Proxy is Solicited by the Board of Directors for use at the 2018 Annual Meeting on June 8, 2018 The undersigned appoints Patrick Soon-Shiong, Paul Holt, and Brandon Villery, and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of NantHealth, Inc. the undersigned is entitled to vote at the 2018 Annual Meeting of Stockholders of NantHealth, Inc. to be held at the Brentwood Country Club, 590 South Burlingame Avenue, Los Angeles, California 90049, on Friday, June 8, 2018 at 10:00 a.m. Pacific Time or any adjournments thereof. This proxy, when properly executed, and timely returned will be voted in the manner indicated on the reverse side. If no direction is made, this proxy will be voted FOR the five nominees for director, FOR Proposal 2, and FOR Proposal 3. In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The proxies named above cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box. To be signed and dated on Reverse side See Reverse side for voting instructions